Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re: INTERNATIONAL SHIPHOLDING CORPORATION, et al.,[1]	) ) ) ) ) ) ) )	Chapter 11 Case No. 16-12220 (SMB) Jointly Administered
Debtors.	)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING FIRST
AMENDED MODIFIED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR
INTERNATIONAL SHIPHOLDING CORPORATION AND
ITS AFFILIATED DEBTORS

The Court having considered (i) the First Amended Modified Joint Chapter 11 Plan of Reorganization for International Shipholding Corporation and Its Affiliated Debtors,2 dated January 13, 2017 [Docket No. 645] (as amended, modified, and/or supplemented from time to time, and including the Plan Supplement and any amendments, modifications or supplements to the Plan Supplement, together, the “Plan”);3 (ii) the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization for International Shipholding Corporation and Its Affiliated Debtors, dated January 13, 2017 [Docket No. 537] (including all exhibits thereto and as amended, modified, and/or supplemented from time to time, the “Disclosure Statement”); (iii) that certain Order: (A) Approving Disclosure Statement; (B) Establishing Date of Confirmation Hearing; (C) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, Including (I) Approving Form and Manner of Solicitation Packages, (II) Approving Form and Manner of Notice of the Confirmation Hearing, (III) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (IV) Approving Forms of Ballots, (V) Establishing Deadline for Receipt of Ballots, and (VI) Approving Procedures for Vote Tabulations; (D) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; and (E) Granting Related Relief [Docket No. 517], entered on January 10, 2017 (the “Disclosure Statement Order”); (iv) the declarations, certifications and related supplements filed by (a) Prime Clerk, LLC dated February 15, 2017 [Docket Nos. 627 & 637 (the “Voting Declaration”), (b) Erik L. Johnsen, President and Chief Executive Officer of International Shipholding Corporation, dated, 2017 [Docket No. 634-2], and (c) Laurence H. Gurley of Blackhill Partners, LLC, the Debtors’ investment banker and financial advisor dated September 21, 2017 [Docket No. 634-3]; (v) the affidavits, declarations, witness testimony and exhibits admitted into evidence at the hearing commenced on February 16, 2017 to consider confirmation of the Plan (the “Confirmation Hearing”); (vi) arguments of counsel presented at the Confirmation Hearing; (vii) the objections and/or reservations of rights filed with respect to confirmation of the Plan or treatment of executory contracts and unexpired leases, including related Cure Amounts, by (a) Pacific Western Bank, CapitalSource Division, (b) BB&T Equipment Finance Corporation, (c) the Louisiana Department of Revenue [Docket No. 612], (d) BMO Harris Equipment Finance Company [Docket No. 614], (e) Capital One, National Association [Docket No. 615], (f) Westchester Fire Insurance Company [Docket No. 620], (g) Patriot Shipping, LLC and US Ocean, LLC [Docket No. 621], (h) the United States of America acting on behalf of the Internal Revenue Service [Docket No. 622] (collectively, the “Objections”) and upon other informal comments received by the Debtors; (viii) the Debtors’ memorandum of law filed in support of confirmation and in reply to the Objections dated February 15, 2017 [Docket No. 634] (the “Confirmation Brief”); and (ix) other pleadings filed in support of confirmation of the Plan; and upon the Court having taken judicial notice of all written and oral evidence submitted by the Debtors in connection with these Chapter 11 Cases; and the Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to the Plan; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing and these Chapter 11 Cases, and after due deliberation thereon, and sufficient cause appearing therefor;

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: International Shipholding Corporation (9662); Enterprise Ship Co. (9059); Sulphur Carriers, Inc. (8965); Central Gulf Lines, Inc. (8979); Coastal Carriers, Inc. (6278); Waterman Steamship Corporation (0640); N.W. Johnsen & Co., Inc. (8006); LMS Shipmanagement, Inc. (0660);  U.S. United Ocean Services, LLC (1160); Mary Ann Hudson, LLC (8478); Sheila McDevitt, LLC (8380);  Tower LLC (6755); Frascati Shops, Inc. (7875); Gulf South Shipping PTE LTD (8628); LCI Shipholdings, Inc. (8094);  Dry Bulk Australia LTD (5383); Dry Bulk Americas LTD (6494); and Marco Shipping Company PTE LTD (4570).  The service address for each of the above Debtors is 601 Poydras Street, Pan American Building, Suite 1850, New Orleans, Louisiana 70130.

2 The Debtors have continued the hearing to confirm the Plan as it relates to Debtors Dry Bulk Australia LTD and Dry Bulk Americas LTD.  For the avoidance of doubt, the entry of this Order shall not confirm the Plans put forward on behalf of these Debtor entities.

3 Capitalized terms used but not defined herein have the meanings assigned to those terms in the Plan attached as Appendix I hereto or the Disclosure Statement as defined herein, as applicable.  The rules of interpretation set forth in Section 1.2 of the Plan shall apply to this Order.  See Appendix I.

FINDINGS OF FACT AND CONCLUSIONS OF LAW:4

JURISDICTION AND VENUE

A.            The Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. §§ 1334 and 157(a). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.            Confirmation of the Plan, approval of the compromises and settlements incorporated into the Plan, and validation of the associated transactions and documents are each core bankruptcy proceedings pursuant to 28 U.S.C. § 157(b)(2)(L). The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed, and the Court has the constitutional power and authority to enter a final order with respect thereto. The Debtors are proper debtors under section 109 of title 11 of the United States Code (the “Bankruptcy Code”), and the Debtors are proper proponents of the Plan under Bankruptcy Code section 1121(a).

4 The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

VOTING ON PLAN

C.            As evidenced by the Voting Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Southern District of New York (collectively, the “Bankruptcy Rules”), the Disclosure Statement Order, and all applicable non-bankruptcy laws, rules or regulations.

D.           On February 15, 2017, the Debtors filed the Voting Declaration, which certifies in accordance with the voting tabulation procedures approved by the Disclosure Statement Order that Classes 3, 4, 5, 6, 7(a), 7(d), 7(f), 7(g), 7(n), and 7(o) have accepted the Plan when calculated by Class and by individual Debtor.5

E.            The Debtors have solicited acceptances of the Plan in good faith and in compliance with the Disclosure Statement Order and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

F.             All modifications to the Plan as set forth in the Plan attached hereto as Appendix I, and any modifications to the Plan set forth herein, constitute technical changes or changes with respect to particular Claims by agreement with the holders of such Claims, and do not materially or adversely affect or change the treatment of any other Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require the holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

5 As described below, Capital One changed its vote from reject to accept, changing the position of Classes 4 and 7(o) from their designation in the Voting Declaration.

PLAN COMPLIES WITH STANDARDS FOR CONFIRMATION
UNDER BANKRUPTCY CODE SECTION 1129

G.             Section 1129(a)(1).  The Plan complies with each applicable provision of the Bankruptcy Code.

H.            Section 1129(a)(2). The Debtors have complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof.

I.              Section 1129(a)(3).  The Plan has been proposed in good faith and not by any means forbidden by law.

J.              Section 1129(a)(4).  Except as otherwise provided in the DIP Order, the RSA Order, or the Plan, each payment made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, satisfying the requirements of Bankruptcy Code section 1129(a)(4).

K.            Section 1129(a)(5).  The Debtors have disclosed in the Plan Supplement the identity and affiliations of the individuals proposed to serve, after confirmation of the Plan, as directors and officers of the Reorganized Debtors; the appointment to, or continuance in, such offices of such individuals is consistent with the interests of the Debtors’ creditors and interest holders and with public policy; and the Debtors have disclosed the identity of any insiders who will be employed or retained by the Reorganized Debtors subsequent to confirmation of the Plan and the nature of any compensation to be paid to such insiders. These disclosures satisfy the requirements of Bankruptcy Code section 1129(a)(5).

L.             Section 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

M.           Section 1129(a)(7).  Based on the Liquidation Analysis attached to the Disclosure Statement as Exhibit 2, each holder of an impaired Claim or Interest in each impaired Class of Claims or Interests that has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would have received or retained if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

N.            Section 1129(a)(8).  The Plan has not been accepted by all impaired Classes of Claims and Interests. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Claims and Interests in Classes 8, 9, 10, and 11 are deemed to have rejected the Plan and holders of Claims and Interests in Classes 7(b), 7(c), 7(h), 7(i), 7(j), and 7(m) have voted to reject the Plan.

O.            Section 1129(a)(9).  Except to the extent that the holder of a particular Claim has agreed to different treatment, the Plan provides treatment for Administrative Expense Claims, Priority Tax Claims, Fee Claims and Priority Non-Tax Claims that is consistent with the requirements of Bankruptcy Code section 1129(a)(9).

P.             Section 1129(a)(10).  As evidenced by the Voting Declaration, the Plan has been accepted by Classes 3, 4, 5, 6, 7(a), 7(d), 7(f), 7(g), 7(n), and 7(o) which are all of the Classes of impaired Claims that are entitled to vote on the Plan, as determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

Q.            Capital One originally voted to reject the Plan.  Upon reaching a settlement with the Debtors, Capital One made an oral motion to change its vote to one accepting the Plan.  The Court granted this motion on the record at the Confirmation Hearing.

R.            Section 1129(a)(11).  The Debtors’ financial projections as of the Effective Date are reasonable, credible, and made in good faith, and confirmation of the Plan is not likely to be followed by the liquidation or the need for the further financial reorganization of the Debtors or the Reorganized Debtors except as otherwise provided for in the Plan.

S.             Section 1129(a)(12).  The Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, due and payable through the Effective Date, shall be paid by the Debtors on or before the Effective Date and all such fees due thereafter shall be paid by the Reorganized Debtors in the ordinary course until the entry of a final decree closing the Chapter 11 Cases, or the conversion or dismissal of the Chapter 11 Cases.

T.             Section 1129(a)(13).  The Debtors have reached an agreement with respect to all outstanding issues with the Benefit Plans.  Specifically, as described in section 5.4 of the Disclosure Statement, the Debtors reached an agreement with the ARA Benefits Plan.  Subsequent to the filing of the Disclosure Statement, the Debtors and the remaining Union Benefit Plans reached an agreement with respect to the treatment of the administrative and priority claims asserted by the remaining Union Benefit Plans.  As a result of these agreements, in full satisfaction of Administrative Expense Claims and priority Claims asserted by the Unions and the Union Benefit Plans, within fifteen (15) days of the Effective Date, the Debtors will make an aggregate payment of $4 million to the Unions and the Union Benefit Plans.  ARA and the ARA Benefit Plans will retain the right to assert a General Unsecured Claim of up to an aggregate of $500,000 and the remaining Unions and remaining Benefit Plans will retain the right to assert General Unsecured Claims against the Debtors.  Accordingly, the Plan does not implicate Bankruptcy Code section 1129(a)(13).

U.            Sections 1129(a)(14), 1129(a)(15) and 1129 (a)(16).  Bankruptcy Code sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) do not apply to the Chapter 11 Cases.

V.            Section 1129(b).  The Plan does not “discriminate unfairly” and is “fair and equitable” with respect to Classes 8, 9, 10, and 11 (i.e., the Classes that are impaired and are deemed to reject the Plan) and Class 7(b), 7(c), 7(h), 7(i), 7(j), and 7(m) (i.e., the Classes that are entitled to cast ballots and voted to reject the Plan).

(1)           Unfair Discrimination.  The Plan does not discriminate unfairly with respect to Classes 7(b), 7(c), 7(h), 7(i), 7(j), 7(m), 9, 10, and 11 because the Plan provides for similar treatment for holders of Claims and Interests with similar legal rights.”

(2)           Fair and Equitable.  The Plan is “fair and equitable” with respect to Classes 7(b), 7(c), 7(h), 7(i), 7(j), 7(m), 8, 9, 10, and 11 because no Class senior to any rejecting Class is being paid more than in full and the Plan does not provide a recovery on account of any Claim or Interest that is junior to such rejecting Classes.  Thus, the Plan may be confirmed notwithstanding the rejection by Classes 7(b), 7(c), 7(h), 7(i), 7(j), 7(m), 7(o), 8, 9, 10, and 11.

W.           Section 1129(c).  The Plan is the only plan that has been filed in the Chapter 11 Cases that has been found to satisfy the requirements of subsections (a) and (b) of Bankruptcy Code section 1129. Accordingly, the requirements of Bankruptcy Code section 1129(c) have been satisfied.

X.            Section 1129(d).  No party in interest, including any governmental unit (as defined in Bankruptcy Code section 101(27)), has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Moreover, the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of Bankruptcy Code section 1129(d).

Y.            Satisfaction of Confirmation Requirements.  Based on the foregoing, the Plan satisfies all the requirements for confirmation set forth in Bankruptcy Code section 1129.

Z.            Retention of Jurisdiction. This Court may properly, and shall, retain jurisdiction over, and shall hear and determine the matters set forth in Bankruptcy Code section 1142 and all matters arising in, arising under, or related to the Chapter 11 Cases as set forth in Article 12 of the Plan.

SETTLEMENTS AND COMPROMISES

AA.        The Plan provides for the comprehensive settlement of Claims against the Debtors and other controversies, which are reflected in the relative distributions and recoveries of holders of Claims and Interests under the Plan.  The negotiations of such settlements were conducted in good faith and at arm’s length, and each such settlement is of benefit to the Debtors’ Estates and represents a fair, necessary and reasonable compromise of the Claims held by the holders thereof. The settlements will save the Debtors and their Estates the costs and expenses of prosecuting various disputes, the outcome of which would likely consume substantial resources of the Debtors’ Estates and require substantial time to adjudicate. The settlements also have facilitated the creation and implementation of the Plan and benefit the Estates and the Debtors’ creditors, including all general unsecured creditors, whose interests were represented by the Creditors' Committee (which is supportive of the Plan and all settlements thereunder), and the Union Benefit Plans.  The terms and conditions of each such compromise and settlement are fair and reasonable and an integral part of the Plan.

DISCHARGE, INDEMNIFICATION,
INJUNCTIONS, RELEASES AND EXCULPATION

BB.          The discharge, release, indemnification, injunction and exculpation provisions set forth in Article 11 of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Debtors and their Estates, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. The failure to effectuate the discharge, release, indemnification, injunction and exculpation provisions described in Article 11 of the Plan would seriously impair the Debtors’ ability to confirm the Plan. Each of the discharge, release, indemnification, injunction and exculpation provisions set forth in the Plan:

(i)	is within the jurisdiction and judicial power of the Court under 28 U.S.C. §§ 1334(a), (b) and (d), and 157(a);

(ii)	is an essential means of implementing the Plan pursuant to Bankruptcy Code section 1123(a)(5);

(iii)	is an integral element of the settlements and transactions incorporated into the Plan;

(iv)	confers material benefit on, and is in the best interests of, the Debtors and their Estates;

(v)
is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and

(vi)	is consistent with and permitted by Bankruptcy Code sections 105, 1123, 1125(e) and 1129.

CC.         For the avoidance of doubt, the discharge provisions set forth in Section 11.2 of the Plan shall apply only to Debtor entities continuing to operate after the Effective Date.6

DD.         The discharge, release, indemnification, injunction and exculpation provisions set forth in Article 11 of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Debtors and their Estates, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. The failure to effectuate the discharge, release, indemnification, injunction and exculpation provisions described in Article 11 of the Plan would seriously impair the Debtors’ ability to confirm the Plan. Each of the discharge, release, indemnification, injunction and exculpation provisions set forth in the Plan:

(i)	is within the jurisdiction and judicial power of the Court under 28 U.S.C. §§ 1334(a), (b) and (d), and 157(a);

(ii)	is an essential means of implementing the Plan pursuant to Bankruptcy Code section 1123(a)(5);

(iii)	is an integral element of the settlements and transactions incorporated into the Plan;

(iv)	confers material benefit on, and is in the best interests of, the Debtors and their Estates;

(v)
is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and

6 The Debtor entities continuing to operate after the Effective Date (collectively, the “Operating Reorganized Debtors”) and thus receiving discharges, along with the last four digits of each Debtor’s federal tax identification number, are as follows: International Shipholding Corporation (9662); Central Gulf Lines, Inc. (8979); Coastal Carriers, Inc. (6278); Waterman Steamship Corporation (0640); N.W. Johnsen & Co., Inc. (8006); Tower LLC (6755); [Frascati Shops, Inc. (7875)]; Gulf South Shipping PTE LTD (8628); and LCI Shipholdings, Inc. (8094).  Attached hereto as Exhibit A is the corporate organizational chart of the Operating Reorganized Debtors.

(vi)	is consistent with and permitted by Bankruptcy Code sections 105, 1123, 1125(e) and 1129 and applicable law.

NOW, THEREFORE, IT IS HEREBY ORDERED,
ADJUDGED AND DECREED, THAT:

1.             The Plan is confirmed pursuant to Bankruptcy Code section 1129; provided, however, that if there is any conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control.  The terms of the Plan, as previously modified and as modified by any modifications made at the Confirmation Hearing, are incorporated by reference into and are an integral part of this Order.

2.             The Effective Date of the Plan shall occur on the first Business Day on which all conditions set forth in Section 10.2 of the Plan have been satisfied or waived in accordance with Section 10.3 of the Plan.

3.             Any objections or responses to confirmation of the Plan and any reservation of rights contained therein that (i) have not been withdrawn, waived or settled prior to the entry of this Order, or (ii) are not cured by the relief granted herein, are overruled in their entirety and on their merits, and all withdrawn objections, responses and reservations of rights are deemed withdrawn with prejudice.

4.             The businesses and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date and the completion of transfers of Plan Consideration to occur pursuant to the Plan on or about the Effective Date.

5.             On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and prosecute, compromise or settle any Claims (including any Administrative Expense Claims) subject to section 6.2 of the Plan, and Causes of Action (that are not GUC Trust Causes of Action) without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses or related support services without application to or approval by the Bankruptcy Court.

6.            Those proceeds of the sale transaction authorized by the Order Approving the Sale of the Specialty Business Assets to J Line Corporation [Docket No. 487] currently held in a segregated account shall be released on the Effective Date, concurrently with the payment and satisfaction in full of all Allowed DIP Claims, to satisfy Plan obligations.  Those proceeds of the sale transaction authorized by the Order (I) Authorizing the Debtors to Consummate the Sale of the Oslo Wave; (II) Establishing January 1, 2017 as the Effective Date of the Sale of the Oslo Wave; (III) Staying Distribution of a Portion of the Proceeds of the Sale Transaction Pending Further Order of the Court; and (IV) Rejecting the Bareboat Charter Nunc Pro Tunc to January 1, 2017 [Docket No. 587] currently held in a segregated account shall be distributed to Capital One on the Effective Date.  Thereupon, the Allowed Capital One Facility Claims shall be discharged and all Liens and security interests securing such Allowed Capital One Facility Claims shall be terminated and automatically released, provided, however, that Capital One shall retain its General Unsecured Claims as described in footnote 5 of the Plan.

7.            The Plan provides for the entry into the New Senior Debt Facility.  The Reorganized Debtors are authorized to enter into the New Senior Debt Facility and take the actions set forth in the following sentence.  The Reorganized Debtors and the Persons and entities granted Liens and security interests in connection with the New Senior Debt Facility are authorized, to the extent not already authorized by Order of this Court and without further approval of this Court or notice to any other party, to (i) enter into, execute, file, record, and deliver all notes, agreements, guarantees, security documents, mortgages, control agreements, certificates, insurance documents, opinions and all other documents, instruments, and certificates relating to or contemplated by the New Senior Debt Facility, including any documents required in connection with the perfection (and continuation thereof) of the Liens securing obligations under the New Senior Debt Facility, (ii) in the case of the Reorganized Debtors, fully perform all of their obligations under the New Senior Debt Facility documents, including paying all fees and other costs contemplated by the New Senior Debt Facility documents, and (iii) take all such other actions as the Reorganized Debtors may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Senior Debt Facility. The New Senior Debt Facility documents (when and to the extent executed and delivered) are approved and are or will be, and are deemed to be, binding and enforceable against the Reorganized Debtors, their affiliates party thereto, and their respective assets and property, in accordance with their respective terms, shall be deemed not to constitute a fraudulent conveyance, fraudulent transfer, or voidable transaction, and shall not otherwise be subject to avoidance, reduction, or recharacterization.

8.             The comprehensive settlement of Claims and other controversies, as reflected in the relative distributions and recoveries of holders of Claims and Interests under the Plan, are approved pursuant to Bankruptcy Rule 9019(a).

A.	Plan Implementation

9.             In accordance with Bankruptcy Code section 1142, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state that are applicable (collectively, the “Reorganization Effectuation Statutes”), but subject to the occurrence of the Effective Date, without further action by the Court or the boards of directors or managers or security holders of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors are authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including performance under any agreement relating to the appointment of directors; (ii) execute, deliver, file and record such documents (including the Plan Documents), contracts, instruments, releases and other agreements (collectively, the “Effectuating Documents”) and perform their obligations thereunder and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan and this Order, and (iii) transfer the Debtors’ assets to one or more of the Operating Reorganized Debtors.

10.           This Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

11.           Subject to payment of any applicable filing fees required under non-bankruptcy law, each federal, state, commonwealth, local, foreign or other governmental agency is directed and authorized to accept for filing and/or recording any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.  The provisions of this Order authorizing the release of record of existing liens shall be self-executing, and none of the Debtors, the Buyer, or any other party shall be required to execute or file releases, termination statements, assignments, cancellations, consents or other instruments to effectuate, consummate, and/or implement the provisions hereof. Each and every federal, state, and local governmental agency or department is hereby authorized and directed to accept this Order as evidence of such release.

12.           On the Effective Date, the GUC Trust shall be established in accordance with Article 9 of the Plan, and the GUC Trust Agreement is hereby approved.

13.           After the entry of this Order and prior to the Effective Date the Debtors shall be authorized to consummate the purchase of the vessels known as the Green Lake and the Green Cove from BB&T and CapitalSource, respectively, and the sale and transfer of all of the PCTC Vessels to NYK in accordance with Bankruptcy Code section 363 and the sale and transfer of all of the PCTC Vessels to NYK is hereby deemed to be an admiralty sale, pursuant 46 U.S. Code § 31326, and is free and clear of all liens, claims and encumbrances.  Concurrently with, and as a condition to, the transfer of the PCTC Vessel known as the Green Bay to NYK, the Debtors shall provide DVB Bank SE payment in Cash in the amount of $28,162,271.03, plus interest and any reasonable fees, costs and charges provided for under the DVB Facility in full satisfaction of the Allowed DVB Facility Claim.  Upon such payment, the Allowed DVB Facility Claim shall be discharged and all Liens and security interests securing such Claims shall be terminated and automatically released.  Concurrently with, and as a condition to, the transfer of the PCTC Vessel known as the Green Ridge to NYK, the Debtors shall provide Regions Bank payment in Cash in the amount of $16,500,000.00, plus interest and any reasonable fees, costs and charges provided for under the Regions Facility for application to the Allowed Regions Facility Claims.

B.	Executory Contracts and Unexpired Leases

14.           As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all Executory Contracts and Unexpired Leases identified on the Cure Schedule, as amended, modified or supplemented, shall be deemed assumed or assumed and assigned, except that: (i) any Executory Contracts and Unexpired Leases that previously have been assumed, assumed and assigned or rejected pursuant to a Final Order of the Court shall be treated as provided in such Final Order; (ii) any Executory Contracts and Unexpired Leases listed on the schedule attached hereto as Exhibit B shall be deemed rejected as of the Effective Date; and (iii) all Executory Contracts and Unexpired Leases that are the subject of a separate motion to assume or reject under Bankruptcy Code section 365 pending on the Effective Date shall be treated as provided for in the Final Order resolving such motion.

15.           All Claims, if any, arising from the rejection of Executory Contracts or Unexpired Leases, must be filed in accordance with Section 8.4 of the Plan, except that the deadline to file a Claim for rejection damages shall be thirty (30) days after the Effective Date.  Unless previously provided by the Debtors, the Debtors or Reorganized Debtors, as applicable, shall provide notice of the last date to file a Claim arising from the rejection of an Executory Contract or Unexpired Lease to the counterparties of such rejected contracts and leases.

16.           In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor or its assignee to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code section 365) under the contract or lease to be assumed or assumed and assigned (as applicable); or (iii) any other matter pertaining to the proposed assumption or assumption and assignment, the cure payments required by Bankruptcy Code section 365(b)(1) shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption or assumption and assignment. Objections to Cure Amounts set forth on the Cure Schedule, as amended, modified or supplemented, timely filed on or before the date that is ten (10) days from service of the Cure Notice, that have not been resolved (the “Pending Cure Objections”), are preserved and this Court shall retain jurisdiction to hear and determine the Pending Cure Objections to the extent the Debtors (or Reorganized Debtors) and the non-debtor party are unable to consensually resolve such Pending Cure Objections. The Reorganized Debtors may, in their discretion, resolve any Pending Cure Objection by mutual agreement with the non-Debtor party and without further order of the Court. To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor (or Reorganized Debtor) may assume or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided, that, such Debtor (or Reorganized Debtor) reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Court). To the extent the Cure Dispute, including any Pending Cure Objections, is resolved or determined against the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may reject the applicable executory contract or unexpired lease after such determination, and the counterparty may thereafter file a proof of claim in the manner set forth in Section 8.4 of the Plan.

17.           All contracts, agreements and leases that were entered into by any of the Debtors or assumed by any of the Debtors after the Petition Date shall be deemed assigned by the applicable Debtors to the applicable Reorganized Debtors on the Effective Date.

18.           Notwithstanding anything contained in the Plan, the Debtors (with the consent of SEACOR) may designate the Reorganized Debtor to which a contract, agreement or lease will be assigned.  In the event that a contract, agreement or lease is designated to be assigned to a party other than the Reorganized Debtor of the original Debtor contract counterparty, the Debtors or the Reorganized Debtors, as applicable, shall provide the non-Debtor contract counterparty with written notice of the applicable assignee and information sufficient to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code section 365) by such assignee.

C.	Vesting and Transfer of Assets

19.           On the Effective Date and upon the completion of the payment or transfer of Plan Consideration to occur on or about the Effective Date, except as otherwise provided herein or in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan, to the extent not transferred to the GUC Trust, any and all property of each Estate and all Causes of Action belonging to the Debtors (except those released pursuant to the releases set forth in Article 11 of the Plan and Released Avoidance Actions) shall vest in each applicable Reorganized Debtor free and clear of all Liens, Claims, Interests, charges, or other encumbrances (except for Liens, if any, granted to secure the New Senior Debt Facility).  On the Effective Date, all GUC Trust Assets transferred to the GUC Trust shall vest in the GUC Trust free and clear of all Liens, Claims, Interests, charges, or other encumbrances.

D.	Binding Effect

20.           Except as otherwise provided in Bankruptcy Code section 1141(d)(3) and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan and this Order shall bind any holder of a Claim against, or Interest in, each Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

E.	Exemption from Securities Laws

21.           Pursuant to Bankruptcy Code section 1145, the offering, issuance, and distribution of the New Equity Interests contemplated by the Plan shall be exempt from, among other things, the registration requirements of Securities Act section 5 and any other applicable law requiring registration before the offering, issuance, distribution, or sale of securities.

F.	Exemption from Certain Taxes and Fees

22.           To the fullest extent permitted by Bankruptcy Code section 1146(a), any transfer from a Debtor to a Reorganized Debtor, the GUC Trust, or to any other entity shall not be subject to any stamp or similar tax.

G.	Administrative Bar Date

23.           Except as otherwise provided herein, in the Final DIP Order, the RSA Order, or Section 2.1.2 of the Plan, requests for payment of Administrative Expense Claims must be filed with the Bankruptcy Court and served on the Debtors or Reorganized Debtors (as the case may be), the Claims Agent and the Office of the United States Trustee by the Administrative Bar Date.  Such request for payment of an Administrative Expense Claim must include, at a minimum (i) the name of the holder of the Administrative Expense Claim; (ii)  the asserted amount of the Administrative Expense Claim; (iii) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and, if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.  HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS THAT FAIL TO FILE AND SERVE A REQUEST FOR PAYMENT OF AN ADMINISTRATIVE EXPENSE CLAIM BY THE ADMINISTRATIVE BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIM AGAINST THE DEBTORS OR THEIR PROPERTY AND SUCH ADMINISTRATIVE EXPENSE CLAIMS SHALL BE DISALLOWED IN FULL AS OF THE EFFECTIVE DATE.  Objections, if any, to a timely request for payment of an Administrative Expense Claim must be filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Administrative Bar Date.

H.	Fee Claims

24.           Any Professional Person seeking allowance of Fee Claims must file and serve such request in accordance with Section 2.4 of the Plan.

25.           Any U.S. Trustee Fees shall be paid in accordance with Section 2.6 of the Plan.

26.           DIP Fee Claims, if any, shall be paid in accordance with Section 2.2 of the Plan.

27.           Notwithstanding anything to the contrary in the Plan, Plan Documents, or Disclosure Statement (including, without limitation, Sections 2.2 and 5.2 of the Plan), the additional $2 million DIP loan (including any interest or fees related thereto), noticed on February 17, 2017 [ECF No. 654], shall not be treated as a DIP Principal Claim or DIP Fee Claim and shall, instead, be satisfied by the Debtors in full, in cash on or prior to the Effective Date unless otherwise agreed to by the DIP Lenders.

I.	Binding Effect of Prior Orders

28.           Pursuant to Bankruptcy Code section 1141, effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date that ultimately are granted shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

J.	Notice of Confirmation of the Plan

29.           Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors or the Reorganized Debtors are directed to file and serve a notice of the entry of this Order, substantially in the form of Appendix II attached hereto (the “Effective Date Notice”), on all parties that they served with notice of the Confirmation Hearing and parties to Executory Contracts or Unexpired Leases no later than ten (10) days after the Effective Date; provided, however, that the Reorganized Debtors shall be obligated to serve the Effective Date Notice only on the record holders of Claims or Interests as of the Distribution Record Date. As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order available on their reorganization website at http://cases.primeclerk.com/ish.

K.	Miscellaneous Provisions

30.           Section 3.3.11(b) of the Plan shall be deleted and replaced with the following:

(b)          Treatment:  The Intercompany Interests shall be cancelled and, solely with respect to the Operating Reorganized Debtors, new interests shall be issued and held in accordance with the attached Exhibit B.  No distributions shall be made on account of the Intercompany Interests unless all Claims against a Debtor have been satisfied in full, in which case any remaining funds shall be distributed to the applicable holder of Intercompany Interests.  For the avoidance of doubt, those Debtors who are not Operating Reorganized Debtors shall be deemed dissolved as of the Effective Date.

31.           Resolution of the Claims of the Benefit Plans: The following settlements with the Benefit Plans are approved and the Debtors and other parties in interests are authorized to take all action necessary to effectuate them:

•
SIU Benefit Plans:  The Debtors shall make a payment to the SIU Benefit Plans[7] in the amount of $1,106,465.90 within fifteen (15) days of the Effective Date.  In exchange, the SIU Benefit Plans shall not assert any priority Claims or Administrative Expense Claims against the Debtors, the Reorganized Debtors or SEACOR.

•
MM&P Benefit Plans: The Debtors shall make a payment to the MM&P Benefit Plans[8] in the amount of $1,224,258.30 within fifteen (15) business days of the Effective Date.  In exchange, the MM&P Plans shall not assert any priority Claims or Administrative Expense Claims against the Debtors, the Reorganized Debtors, or SEACOR.

•
MEBA Benefit Plans: The Debtors shall make a payment to the MEBA Benefit Plans[9] in the amount of $1,319,253.50 within fifteen (15) business days of the Effective Date.  In exchange, the MEBA Plans agree not to assert any priority Claims or Administrative Expense Claims against the Debtors, the Reorganized Debtors, or SEACOR.

7 The SIU Benefit Plans refer to the various employee benefit plans associated with the Seafarers International Union of North America, Atlantic, Gulf, Lakes and Inland Waters, AFL-CIO (“SIU”), including Seafarers Health and Benefit Plan, Seafarers Pension Plan, Seafarers Vacation Plan, Seafarers Money Purchase Pension Plan, Seafarers Harry Lundeberg School of Seamanship, and Seafarers Joint Employment Fund which provide benefits pursuant to collective bargaining agreements between International Shipholding Corporation’s (ISH’s) subsidiaries, Waterman Steamship Corporation, Sulphur Carriers Inc. and Central Gulf Lines, Inc. and SIU.

8 The MM&P Benefit Plans refers to the various employee benefit plans associated with the International Organization of Masters, Mates & Pilots, ILA/AFL-CIO (“MM&P”), including the MM&P Individual Retirement Account Plan, MM&P Pension Plan, MM&P Adjustable Pension Plan, MM&P Vacation Plan, MM&P Health & Benefit Plan, MM&P Maritime Advancement, Training, Education and Safety Program, MM&P Joint Employment Committee, and the Maritime Institute of Research and Industrial Development which provide benefits pursuant to collective bargaining agreements between International Shipholding Corporation’s (ISH’s) subsidiaries, Waterman Steamship Corporation, Sulphur Carriers Inc. and Central Gulf Lines, Inc. and MM&P.

9 The MEBA Benefit Plans refers to the various employee benefit plans associated with the Marine Engineers’ Beneficial Association, AFL-CIO (“MEBA”), including the MEBA Medical and Benefits Plan, MEBA Pension Trust – Defined Benefit Plan, MEBA Pension Trust – 401(k) Plan, MEBA Pension Trust – Money Purchase Benefit Plan, MEBA Training Plan, MEBA Joint Employment Committee, MEBA Vacation Plan, and American Maritime Congress which provide benefits pursuant to collective bargaining agreements between International Shipholding Corporation’s (ISH’s) subsidiaries, Waterman Steamship Corporation, Sulphur Carriers Inc. and Central Gulf Lines, Inc. and MEBA.

•
ARA Benefit Plans: The Debtors shall make a single payment to ARA and the ARA Benefit Plans in the aggregate amount of $350,000.00 within ten (10) business days of the Effective Date.  The ARA Benefits Plans shall be permitted to assert a General Unsecured Claim against the Debtors in an amount note to exceed $500,000.00.

32.           Resolution of Objection of BB&T Equipment Finance Corporation (“BB&T”) [ECF No. 609]:

•
Until such date as that portion of the PCTC Transaction related to the Green Cove has closed, the Debtors shall continue to perform their obligations under Bankruptcy Code section 365, including payment of  the operating, maritime lien, and other similar expenses under the applicable bareboat charter (the “Green Cove Bareboat Charter”);

•
Notwithstanding the Plan Supplement, the Green Cove Bareboat Charter is assumed as of the date of the closing of that portion of the PCTC Transaction related to the Green Cove, provided for the avoidance of doubt that as of February 2, 2017 no Cure Amount was due in connection with the Green Cove Bareboat Charter and further provided that so long as the Debtors continue to satisfy their post-February 2, 2017 obligations under the Green Cove Bareboat Charter, no Cure Amount shall be due;

•	Upon the closing of that portion of the PCTC Transaction related to the Green Cove, the Green Cove Bareboat Charter shall be terminated as provided in the Green Cove Bareboat Charter;

•
Upon  the closing of that portion of the PCTC Transaction related to the Green Cove, BB&T shall be entitled to retain all payments, security deposits, letter of credit proceeds, and other cash deposits;

•
All proofs of claim filed by BB&T will be deemed withdrawn as of the date that the portion of the PCTC Transaction related to the Green Cove has closed, and no further claims shall be filed or asserted by BB&T in the Debtors’ chapter 11 cases;

•
As of the date that the portion of the PCTC Transaction related to the Green Cove has closed, the Debtors and the Reorganized Debtors are deemed to release BB&T in accordance section 11.5.1 of the Plan; and

•	BB&T and its counsel are granted leave to withdraw their appearances by the filing of a notice of withdrawal after the Effective Date.

33.          Resolution of Objection of CapitalSource Division (“CapitalSource”) [ECF No. 607]:

•
Until such date as that portion of the PCTC Transaction related to the Green Lake has closed, the Debtors shall to perform their obligations under Bankruptcy Code section 365, including payment of  the operating, maritime lien, and other similar expenses under the applicable bareboat charter (the “Green Lake Bareboat Charter”);

•
Notwithstanding the Plan Supplement, the Green Lake Bareboat Charter is assumed as of the date of the closing of that portion of the PCTC Transaction related to the Green Lake, provided for the avoidance of doubt that as of February 2, 2017 no Cure Amount was due in connection with the Green Lake Bareboat Charter and further provided that so long as the Debtors continue to satisfy their post-February 2, 2017 obligations under the Green Lake Bareboat Charter, no Cure Amount shall be due;

•	Upon the closing of that portion of the PCTC Transaction related to the Green Lake, the Green Lake Bareboat Charter will be terminated as provided in the Green Lake Bareboat Charter;

•
Upon the closing of that portion of the PCTC Transaction related to the Green Lake, CapitalSource shall be entitled to retain all payments, security deposits, letter of credit proceeds, and other cash deposits;

•
All proofs of claim filed by CapitalSource will be deemed withdrawn as of the date that the portion of the PCTC Transaction related to the Green Lake has closed, and no further claims shall be filed or asserted by CapitalSource in the Debtors’ chapter 11 cases;

•
As of the date that the portion of the PCTC Transaction related to the Green Lake has closed, the Debtors and the Reorganized Debtors are deemed to release CapitalSource in accordance section 11.5.1 of the Plan; and

•	CapitalSource and its counsel are granted leave to withdraw their appearances by the filing of a notice of withdrawal after the Effective Date.

34.           Resolution of Objections of BMO Harris Equipment Finance Company (“BMO”) [ECF No. 614 and ECF No. 657]:

•
[On the Effective Date, or as soon as reasonably practicable thereafter, but in no event later than five (5) Business Days after the Effective Date, in full and final satisfaction, settlement, and release of, and in exchange for,  any and all of BMO’s asserted or unasserted Administrative Expense Claims, priority Claims, Secured Claims and/or Unsecured Claims (except as provided for below) against any of the Debtors  and any claims the Reorganized Debtors, BMO shall receive payment in Cash in the amount of $500,000.00;

•
On the Effective Date, unless BMO has provided the Debtors with a Continuation Notice (as defined below), that certain Bareboat Charter Agreement dated November 27, 2012 between BMO  and Sulphur Carriers, Inc,, (the “Bareboat Charter”) and that certain that certain Contract of Affreightment (the “COA”) dated May 15, 1992 between International Shipholding Corporation and Gulf Sulphur Services, LLPc (GSS”) as successor to Freeport-McMoran Resource Partners Limited Partnership, shall be deemed rejected;

•
On or prior to the Effective Date, provided that within [fifteen (15)] Business Days of the entry of this Order, BMO and SEACOR reach mutually agreeable terms with respect to (a) an amendment to the Bareboat Charter that will go into effect on the Effective Date and (b) a new management agreement with respect to the Sulphur Enterprise that will go into effect on the Effective Date, and solely in accordance with the notice provisions contained herein, (x) BMO may elect to defer the effective date of the rejection of the amended Bareboat Charter until December 31, 2017, and (y) the Reorganized Debtors shall assume the COA (collectively the “Continuation Notice”). For the avoidance of doubt, unless otherwise agreed to by BMO and SEACOR, if BMO and SEACOR are unable to reach an agreement with respect to (a) and (b) above in the timeframe set forth herein, the Bareboat Charter and the COA shall be deemed rejected as of the Effective Date.

•
Not less than ten (10) Business Days prior to the anticipated Effective Date, the Debtors shall notify BMO of the anticipated Effective Date, which notice may be in the form of an email to BMO’s counsel of record (Christopher Caplinger at ccaplinger@lawla.com and Joseph Briggett at jbriggett@lawla.com).  BMO shall have five (5) Business Days from the date of such notification to notify the Debtors if they intend to issue a Continuation Notice.  Upon receipt of such notification, the Debtors shall notify GSS if the COA will be assumed or rejected.  To the extent the COA is being rejected, GSS shall have thirty (30) days from the receipt of such notice to file a rejection damages Claim, if any, in accordance with Section 8.4 of the Plan, as modified by paragraph 17 of this Order;

•
BMO may assert an unsecured claim against ISC on account of any rejection damages in an amount not greater than $9,000,000.00, which Claim shall be treated as a Class 7(a) General Unsecured Claim.  Such General Unsecured Claim shall be filed in accordance with Section 8.4 of the Plan, as modified by paragraph 17 of this Order;

•
Except as expressly authorized by this provision, no further Claims shall be filed or asserted by BMO against the Debtors, the Reorganized Debtors or SEACOR in connection with the Chapter 11 Cases, and any and all Claims BMO may have against the Debtors, the Reorganized Debtors or SEACOR in connection with the Chapter 11 Cases shall be released;

•
Notwithstanding the full and final satisfaction, settlement and release of BMO’s alleged Claims in this foregoing paragraph, the Debtors shall continue to charter and operate the Sulphur enterprise between the date hereof and the Effective Date and pay hire as provided in Section 2(a) of the Bareboat Charter and continue operating and maintaining the vessel consistent with past practices, and during such time, sums due to BMO pursuant to the Bareboat Charter shall continue to be secured by the proceeds, if any, of the COA to the same extent, priority and validity as they were prior to the Petition Date; and

•
For the avoidance of doubt, except as otherwise expressly provided for herein, BMO shall be deemed to have waived any and all rights it may have to assert any Cure Amounts or rejection damage claims in connection with the foregoing.]

35.           Resolution of Objection of Capital One, National Association (“Capital One”) [ECF No. 615]:  Pursuant to the Final DIP Order, Capital One has received monthly post-petition Adequate Protection Payments and had the right to assert Adequate Protection Claims, Adequate Protection Liens and Adequate Protection Superpriority Claims (each as defined in the Final DIP Order) for any diminution in the value of its Collateral.  In exchange for Capital One’s agreement to forgo its right to assert and seek allowance of any and all Adequate Protection Claims, Adequate Protection Liens and Adequate Protection Superpriority Claims (each as defined in the Final DIP Order) for diminution in the value of its Collateral, if any, no Adequate Protection Payments (as defined in the Final DIP Order) made to Capital One under the Final DIP Order and interim financing orders preceding it, shall be recharacterized, reduced, or disgorged.

36.           Resolution of Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.) (“Citizens”) Potential Adequate Protection Superpriority Claims:  Pursuant to the Final DIP Order, Citizens has received monthly post-petition Adequate Protection Payments and had the right to assert Adequate Protection Claims, Adequate Protection Liens and Adequate Protection Superpriority Claims (each as defined in the Final DIP Order) for any diminution in the value of its Collateral.  In exchange for Citizens’ agreement to forgo its right to assert and seek allowance of any and all Adequate Protection Claims, Adequate Protection Liens and Adequate Protection Superpriority Claims (each as defined in the Final DIP Order) for diminution in the value of its Collateral, if any, no Adequate Protection Payments (as defined in the Final DIP Order) made to Citizens under the Final DIP Order, shall be recharacterized, reduced or disgorged.  As Citizens’ collateral is still being used by the Debtors, the foregoing waiver does not include actual physical damage to the vessel (normal wear and tear excepted) to the extent not covered by insurance.  In this regard, Citizens has confirmed that, as of August 11, 2017, it is not aware of any such physical damage to their collateral.

37.           Without the need for a further order or authorization of this Court, but subject to the express provisions of this Order, the Debtors and the Reorganized Debtors, as applicable, shall be authorized and empowered as may be necessary to make non-material modifications to the documents filed with the Court, including the various documents included in the Plan Supplement.

38.           The Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member of the Committee (including each officer, director, employee, agent, consultant, or representative thereof) and each Professional Person retained by the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations relating to the Debtors and the Chapter 11 Cases; provided, however, that the foregoing shall not apply to any matters concerning any Fee Claims held or asserted by any Professional Persons retained by the Committee.

39.           This Order (a) is a final order and the period in which an appeal must be filed shall commence upon the entry hereof, (b) shall be immediately effective and enforceable upon the entry hereof, and (c) for good cause shown, based on the record of the Confirmation Hearing, shall not be subject to any stay otherwise applicable under the Bankruptcy Rules, including Bankruptcy Rule 3020(e).

40.           The provisions of this Order, including the findings of fact and conclusions of law set forth herein, and the provisions of the Plan are integrated with each other, nonseverable, and mutually dependent unless expressly stated by further order of the Court. The provisions of the Plan, the Plan Supplement, and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Order that cannot be reconciled, then, solely to the extent of such conflict, (i) the provisions of this Order shall govern and any such provision of this Order shall be deemed a modification of the Plan and shall control and take precedence; and (ii) as to all other agreements, instruments, or documents, the provisions of the Plan shall govern and take precedence (unless otherwise expressly provided for in such agreement, instrument, or document).

41.           Unless otherwise provided in the Plan or in this Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to Bankruptcy Code sections 105 or 362 or any order of this Court and extant on the date of entry of this Order shall, as contemplated by Section 12.3 of the Plan, remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Order shall remain in full force and effect in accordance with their terms.

42.           Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date shall be limited to the following parties: (i) the Reorganized Debtors and their counsel, (ii) the United States Trustee, (iii) counsel to SEACOR; (iv) the GUC Trustee and his counsel; and (iv) any party known to be directly affected by the relief sought.

43.           If the Plan is revoked or withdrawn pursuant to Section 13.3 of the Plan prior to the Effective Date, the Plan shall be deemed null and void.

44.           Notwithstanding the entry of this Order, this Court may properly, and from and after the Effective Date shall, to the fullest extent as is legally permissible, retain exclusive jurisdiction over the Chapter 11 Cases, and all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan (i) as provided for in Article 12 of the Plan, (ii) as provided for in this Order, and (iii) for the purposes set forth in Bankruptcy Code sections 1127 and 1142; provided, notwithstanding anything to the contrary in this Order or the Plan in respect of the Court’s retention of jurisdiction, the New Senior Debt Facility Documents shall govern the enforcement thereof and any rights or remedies with respect thereto.

Dated:	March 2, 2017
New York, New York

/s/ STUART M. BERNSTEIN
THE HONORABLE STUART M. BERNSTEIN
UNITED STATES BANKRUPTCY JUDGE